UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2016

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for its named executive officers, as set forth in the bullets and the table below:

•                                          The payment of cash bonus award for 2015;

•                                          The grant of options to purchase shares of common stock of the Company; and

•                                          New annual base salaries for 2016.

Name	2015 Bonus	Stock Options (1)	2016 Annual Salary
Vincent J. Milano President and Chief Executive Officer	$288,120	300,000	$600,000
Sudhir Agrawal, D. Phil. President of Research	$302,577	231,250	$588,100
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer & Treasurer	$132,261	185,000	$347,500

(1)         Each of the options to purchase shares of the Company’s common stock is granted effective as of January 6, 2016 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $2.88 per share, which is equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on January 6, 2016. Subject to the named executive officer’s continued employment with the Company on the applicable vesting date, the option vests with respect to 25% of the underlying shares on the first anniversary of the date of grant and the balance of the underlying shares vest in twelve equal quarterly installments following the first anniversary of the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: January 8, 2016	By:	/s/ Mark J. Casey
Mark J. Casey Senior Vice President, General Counsel and Secretary

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